UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 4, 2012

Aastrom Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Michigan	0-22025	94-3096597
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

24 Frank Lloyd Wright Drive, P.O. Box 376, Ann Arbor, Michigan	48106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 556-0311

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 4, 2012, Aastrom Biosciences, Inc. (the “Company”) announced that Tim M. Mayleben has decided to retire from his position as the Company’s President and Chief Executive Officer once the Company has hired his successor.  As a result of his decision, the Company Board of Directors has initiated a search for a new Chief Executive Officer.  In addition to remaining as President and Chief Executive Officer until a successor is found, Mr. Mayleben will continue to serve as a member of the Company’s Board of Directors after the transition.  The Company also announced that Robert L. Zerbe, M.D., a director of the Company, has been named chairman of the Company’s Board of Directors.

A copy of the press release issued by the Company on October 4, 2012 announcing Mr. Mayleben’s intent to retire and Dr. Zerbe’s appointment as chairman is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 4, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aastrom Biosciences, Inc.

Date: October 4, 2012	By:	/s/ Timothy Mayleben
Name: Timothy Mayleben
Title: President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated October 4, 2012.